As filed with the Securities and Exchange Commission on December 22, 2023.

File Nos. 333-217663

333-194878

333-16441

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to

Registration Statement on Form S-8 (Registration No. 333-217663);

Post-Effective Amendment No. 1 to

Registration Statement on Form S-8 (Registration No. 333-194878); and

Post-Effective Amendment No. 1 to

Registration Statement on Form S-8 (Registration No. 333-16441)

UNDER

THE SECURITIES ACT OF 1933

MGT CAPITAL INVESTMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-4148725
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

512 S. Mangum Street, Suite 408, Durham, NC 27701

(Address of Principal Executive Offices) (Zip Code)

2016 Stock Option Plan; Amended and Restated 2012 Stock Incentive Plan; and Consultants Shares Issued Pursuant to Consulting Agreements Dated (1) June 25, 1995 and (2) November 25, 1995
(Full title of the plan)

Robert Ladd, President MGT Capital Investments, Inc. 512 S. Mangum Street, Suite 408 Durham, NC 27701
(Name and address of agent for service)

(914) 630-7430
(Telephone number, including area code, of agent for service)

Copy to:

Michael Harris, Esq.

Nason, Yeager, Gerson, Harris & Fumero, P.A.

3001 PGA Boulevard, Suite 305

Palm Beach Gardens, Florida 33410

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

MGT Capital Investments, Inc. (the “Registrant”) is filing this post-effective amendment (this “Post-Effective Amendment”) to amend the following registration statements (the “Registration Statements”) and deregister any and all securities registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof: (i) the Registration Statement on Form S-8 (File No. 333-16441), which was filed on November 20, 1996, relating to shares of the Registrant’s common stock (“Common Stock”), issued pursuant to Consulting Agreements dated (1) June 25, 1995 and (2) November 25, 1995, (ii) the Registration Statement on Form S-8 (File No. 333-217663), which was filed on May 4, 2017, relating to shares of Common Stock, that were issuable under the Registrant’s 2016 Stock Option Plan, and (iii) the Registration Statement on Form S-8 (File No. 333-194878), which was filed on March 28, 2014, relating to shares of Common Stock that were issuable under the Amended and Restated 2012 Stock Incentive Plan. The Registrant and the individuals identified in the Registration Statements as selling stockholders are no longer offering the Registrant’s securities covered by the Registration Statements, and such offerings are therefore terminated.

This Post-Effective Amendment is being filed in order to deregister any securities registered that remain unsold or otherwise unissued that were registered on the Registration Statements, and to terminate the Registration Statements as to such securities. In accordance with an undertaking made by the Registrant in each Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration all of the securities registered under the Registration Statements which remain unsold or otherwise unissued under the Registration Statements as of the date of this Post-Effective Amendment.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Post-Effective Amendment and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, North Carolina, on this 22nd day of December, 2023.

MGT CAPITAL INVESTMENTS, INC.

By:	/s/ Robert B. Ladd
Robert B. Ladd
Chief Executive Officer and Acting Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment has been signed below by the following persons in the capacities and on the dates indicated.

By:	/s/ Robert B. Ladd
Robert B. Ladd
Chief Executive Officer, Acting Chief Financial Officer and Director (Principal Executive Officer, Principal Financial and Accounting Officer)

By:	/s/ Michael Onghai
Michael Onghai
Director

3